                                                                    EXHIBIT 99.1

                 AMENDED AND RESTATED AGREEMENT OF JOINT FILING

          WHEREAS, American International Group, Inc., a Delaware corporation, and American Home Assurance Company, a New York corporation (together, the "Original Parties") entered into an Agreement of Joint Filing dated as of August 13, 1991 (the "Agreement"); and

          WHEREAS, the Original Parties desire further to amend and restate the Agreement in order to include AIG Commercial Insurance Group, Inc. and AIG Property Casualty Group, Inc. as additional parties who agree to the joint filing on their behalf of a Statement on Schedule 13D;

          NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended and restated follows:

          In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, or any amendments thereto, with respect to the common stock, par value $1.00 per share, of Transatlantic Holdings, Inc. and that this Agreement be included as an Exhibit to such filing.

          Each of the undersigned represents and warrants to the others that the information about it contained in the Statement on Schedule 13D is, and in any amendment thereto will be, true, correct and complete in all material respects and in accordance with all applicable laws.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 27, 2007.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By  /s/ Kathleen E. Shannon
                                           -------------------------------------
                                        Name: Kathleen E. Shannon
                                        Title: Senior Vice President and
                                               Secretary


                                        AMERICAN HOME ASSURANCE COMPANY


                                        By  /s/ Robert S. Schimek
                                           -------------------------------------
                                        Name: Robert S. Schimek
                                        Title: Senior Vice President, Chief
                                               Financial Officer and
                                               Treasurer


                                        AIG COMMERCIAL INSURANCE GROUP, INC.


                                        By  /s/ Robert S. Schimek
                                           -------------------------------------
                                        Name:  Robert S. Schimek

                                        Title: Chief Financial Officer,
                                               Executive Vice President and
                                               Treasurer



                                        AIG PROPERTY CASUALTY GROUP, INC.


                                        By  /s/ Robert S. Schimek
                                           -------------------------------------
                                        Name:  Robert S. Schimek

                                        Title: Chief Financial Officer,
                                               Executive Vice President and
                                               Treasurer



                                 Page 16 of 27